Tax Exempt Trust Special
Meeting of Shareholders


A Special Meeting of Shareholders
of the Fund was held on October 30,
2002, at which the following actions
were taken:

Proposal 1:  To elect a Board of
Directors:

	Affirmative	Withheld
	John F. Curley, Jr.		257,746	6,849
	Mark R. Fetting		257,695	6,900
	Richard G. Gilmore		257,311	7,284
	Arnold L. Lehman		257,409	7,186
	Robin J.W. Masters		257,640	6,955
	Jill E. McGovern		257,371	7,224
	Arthur S. Mehlman		257,697	6,898
	G. Peter O'Brien		257,657	6,938
	S. Ford Rowan		257,630	6,965

Proposal 2a:  To modify the
fundamental investment restriction on
borrowing money:

	Affirmative		246,322
	Against		12,386
	Abstain		5,887

Proposal 2b:  To modify the
fundamental investment restriction on
underwriting securities:

	Affirmative		246,404
	Against		12,304
	Abstain		5,887

Proposal 2c:  To modify the
fundamental investment restriction on
lending:

	Affirmative		246,414
	Against		12,294
	Abstain		5,887

Proposal 2d:  To modify the
fundamental investment restriction on
issuing senior securities:

	Affirmative		246,384
	Against		12,324
	Abstain		5,887

Proposal 2e:  To modify the
fundamental investment restriction on
real estate investments:

	Affirmative		246,434
	Against		12,274
	Abstain		5,887

Proposal 2f:  To modify the
investment restriction on investing in
commodities:

	Affirmative		246,415
	Against		12,293
	Abstain		5,887

Proposal 2g:  To modify the
fundamental investment restriction on
industry concentration:

	Affirmative		246,978
	Against		11,730
	Abstain		5,887

Proposal 2h:  To remove the
fundamental investment restriction on
diversification:

	Affirmative		247,026
	Against		11,682
	Abstain		5,887

Proposal 2i:  To remove the
fundamental investment restriction on
investing in illiquid securities:

	Affirmative		246,097
	Against		12,611
	Abstain		5,887

Proposal 2j:  To remove the
fundamental investment restriction on
short sales:

	Affirmative		246,409
	Against		12,299
	Abstain		5,887

Proposal 2k:  To remove the
fundamental investment restriction on
margin transactions:

	Affirmative		246,087
	Against		12,621
	Abstain		5,887

Proposal 2o:  To remove the
fundamental investment restriction on
investments in puts, calls, straddles and spreads:

	Affirmative		246,386
	Against		12,322
	Abstain		5,887

Proposal 2p:  To remove the
fundamental investment restriction on
investments in securities of issuers that have been in operation less than three years:

	Affirmative		245,819
	Against		12,889
	Abstain		5,887

Proposal 2q:  To remove the
fundamental investment restriction on
pledging assets:

	Affirmative		245,004
	Against		13,704
	Abstain		5,887

Proposal 2r:  To remove the
fundamental investment restriction on
investments in securities issued by other investment companies:

	Affirmative		246,416
	Against		12,292
	Abstain		5,887

Proposal 2t:  To remove the
fundamental investment restriction on
purchasing common stocks, preferred
stock, warrants or other equity
securities:

	Affirmative		246,369
	Against		12,339
	Abstain		5,887

Proposal 2u:  To remove the
fundamental investment restriction on
obligations with a maturity greater than one year:

	Affirmative		247,029
	Against		11,679
	Abstain		5,887

Proposal 3:  To change the Fund's
investment objective from fundamental
to nonfundamental:

	Affirmative		233,416
	Against		19,884
	Abstain		11,295

Proposal 4:  To amend and restate
the Articles of Incorporation:

	Affirmative		242,333
	Against		10,435
	Abstain		11,827

Proposal 5:  To amend the Bylaws:

	Affirmative		240,364
	Against		12,183
	Abstain		12,048
Page 1 of 7